377 Putnam Discovery Growth Fund
12/31/05 Annual

Because of the electronic format for filing Form N SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the year ended December 31, 2005, Putnam Management has
assumed $12,179 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

74U1	Class A	  31,008
	Class B	  19,458
        Class C   2,261

74U2    Class M   1,351
        Class R   3
        Class Y   555

74V1	Class A	  18.43
	Class B	  16.98
        Class C   17.51

74V2    Class M	  17.48
        Class R   18.34
        Class Y   18.61


Additional Information About Errors and Omissions Policy   Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.